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                                                                     EXHIBIT 5.1



[COOLEY GODWARD LOGO]                 ATTORNEYS AT LAW         San Francisco, CA
                                                               415 693-2000

                                      4365 Executive Drive     Palo Alto, CA
                                      Suite 1100               650 843-5000
                                      San Diego, CA
                                      92121-2128               Menlo Park, CA
                                      Main 619 550-6000        650 843-5000
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August 12, 1997

DataWorks Corporation
5910 Pacific Center Boulevard, Suite 300
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DataWorks Corporation (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of shares of Common Stock of the Company, no par value (the "Shares"), equal in number to the product of (a) the number of shares of Common Stock of Interactive Group, Inc. ("Interactive") outstanding as of the effective date of the proposed merger of Interactive with and into DataWorks Acquisition Sub, Inc. (the "Merger"), plus the number of shares of Common Stock of Interactive issuable upon exercise of all outstanding unexpired and unexercised options and warrants (the "Options and Warrants") to purchase Interactive Common Stock as of the effective date of the Merger, and
(b) 0.8054.

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Articles of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement, the related Prospectus and, as applicable, upon exercise of the Options and Warrants, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP


By: /S/ THOMAS A. COLL
   -------------------------------
   Thomas A. Coll